Exhibit 16.1

                [LETTERHEAD OF CINNAMON JANG WILLOUGHBY & COMPANY
                             CHARTERED ACCOUNTANTS]


April 15, 2010


PRIVATE AND CONFIDENTIAL

Securities and Exchange Commission
Mail Stop 11-3
100 F Street, NW
Washington, DC 20549

Dear Sirs/Madams:

     We have read Item 4.01 of BWI Holdings, Inc.'s Form 8-K to dated March 15, 2010 and have the following comments:

     We have no basis on which to agree or disagree with the statements made in the first and fourth paragraphs.

     We agree with the statements made in paragraphs two and three.



                                  /s/ "Cinnamon Jang Willoughby & Company"
                                  ----------------------------------------------
                                  Chartered Accountants


Burnaby, British Columbia, Canada